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                                                                      Exhibit 23
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-50133) and to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Beverly Bancorporation 1994 Incentive Stock Option Plan and the Beverly Bancorporation 1997 Incentive Stock Option Plan, of our report dated January 14, 1998, except Note BB, as to which the date is March 16, 1998, with respect to the consolidated financial statements of St. Paul Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG


Chicago, Illinois
July 2, 1998